UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2020

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-866-249-3302

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	NYSE
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series N	WFC.PRN	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series O	WFC.PRO	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series P	WFC.PRP	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q	WFC.PRQ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R	WFC.PRR	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series T	WFC.PRT	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series V	WFC.PRV	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series W	WFC.PRW	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series X	WFC.PRX	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Z	WFC.PRZ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series AA	WFC.PRA	NYSE
Guarantee of 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III	WFC/TP	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.     Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 16, 2020, Wells Fargo & Company (“Wells Fargo”) received a notice from the administrator of the Wells Fargo & Company 401(k) Plan (the “Plan”) as required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an upcoming blackout period under the Plan. The purpose of the blackout period is to facilitate the transition (the “Transition”) to the Plan’s new record-keeper and to the Plan’s new trustee, in each case effective January 1, 2021.

The blackout period is expected to begin at 3:00 p.m. Central Time on December 22, 2020 and is expected to end the week of January 10, 2021. A staggered blackout approach is being used in connection with the Transition. Beginning at 3:00 p.m. Central Time on December 22, 2020, participants in the Plan will be subject to restrictions on certain paper-based transactions in their accounts, including restrictions on distributions, withdrawals, rollover requests, and certain loan requests. Beginning at 3:00 p.m., Central Time, on December 28, 2020, participants in the Plan will be unable to direct or diversify investments, request general purpose loans, make contribution rate changes, check their account balance, change investment elections for future contributions, make beneficiary designations, or request withdrawals or distributions, among other restrictions. Loan repayments will continue to be accepted if received before 3:00 p.m., Central Time, on December 31, 2020. Notice of the blackout period (the “Blackout Notice”) was mailed to all participants and beneficiaries under the Plan commencing on November 9, 2020. A copy of the Blackout Notice is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.04.

Because the Plan includes Wells Fargo common stock held in the Wells Fargo ESOP Fund as an investment option, on November 19, 2020, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of U.S. Securities and Exchange Commission Regulation BTR, Wells Fargo sent a separate notice (the “Insider Notice”) to its directors and executive officers informing them that during the blackout period, they would generally be prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring Wells Fargo common stock or any other equity security or derivative securities of Wells Fargo acquired in connection with their service as a director of Wells Fargo or their employment as an executive officer of Wells Fargo. A copy of the Insider Notice is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 5.04.

During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual end date of the blackout period, by contacting Dee Dee Holland at Wells Fargo & Company, Human Resources, 11625 North Community House Road, BR3 Floor, Charlotte, NC 28277 or by telephone at 877-479-3557, option 1,1,1.

Item 9.01.    Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Description	Location
99.1	Notice of Blackout Period sent to Participants in the Wells Fargo & Company 401(k) Plan	Filed herewith
99.2	Notice of Blackout Period sent to Directors and Executive Officers of Wells Fargo & Company	Filed herewith
104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 19, 2020	WELLS FARGO & COMPANY

		By:	/s/ ANTHONY R. AUGLIERA
Anthony R. Augliera
Executive Vice President, Deputy General Counsel and Secretary